PEAKCART GROUP CORP.

f/k/a HYDRO POWER TECHNOLOGIES INC.

Annual Report for the Year Ending

DECEMBER 31, 2025

Disclosure Statement Pursuant to the Pink Basic Disclosure Guidelines

PEAKCART GROUP CORP.

f/k/a HYDRO POWER TECHNOLOGIES INC.

2612 Greenleaf Dr West Covina, CA 91792
Telephone (949) 278-2285
https://peakcartcorp.com/
info@biocubeglobal.com
SIC CODE 5199
Annual Report for the Period Ending
December 31, 2025

Outstanding Shares

The number of shares of our Common stock was :

The number of shares outstanding of our Common Stock was:
238,510,936 as of December 31, 2025

As of **December 31, 2024,** the most Recent Completed Fiscal Year End Date, the number of shares outstanding of our Common Stock was:
238,510,936 as of December 31, 2024

Shell Status

Indicate by check mark whether the company is a shell company (as defined in Rule 405 of the Securities Act of 1933 and Rule 12b-2 of the Exchange Act of 1934):
Yes: ☐ No: ☒

Indicate by check mark whether the company's shell status has changed since the previous reporting period:
Yes: ☐ No: ☒

Change in Control

Indicate by check mark whether a Change in Control[1] of the company has occurred over this reporting period:

Yes: ☐ No: ☒

1) Name and address(es) of the issuer and its predecessors (if any)

In answering this item, provide the current name of the issuer any names used by predecessor entities, along with the dates of the name changes.

The exact name of the issuer is Hydro Power Technologies, Inc.
On April 1, 2005, we were incorporated as Boyd Holdings Inc., in the State of Nevada.
On March 24, 2006, the name was changed to Playbox (US) Inc.
On April 8, 2020, the name of the Company was changed to Hydro Power Technologies, Inc.
On September 05 , 2025, the name of the Company was changed to PeakCart Group Corp. and is pending a Corporate Action filing with FINRA for the effectuation of the Name Change.

Current State and Date of Incorporation or Registration: **Wyoming, April 1, 2005.** Standing in this jurisdiction: **Active**

Prior Incorporation Information for the issuer and any predecessors during the past five years: **None**

Describe any trading suspension orders issued by the SEC concerning the issuer or its predecessors since inception: **None**

List any stock split, stock dividend, recapitalization, merger, acquisition, spin-off, or reorganization either currently anticipated or that occurred within the past 12 months:

On December 31, 2025, the Issuer entered into an agreement to transfer its entire interest in Sheila Works in exchange for the release of a shareholder loan owed to Grant Sanders in the amount of Six Hundred Twenty-Four Thousand Three Hundred Sixty-Three U.S. Dollars ($624,363). Additionally, the Issuer agreed to transfer its 100% interest, comprising 107,000,000 shares of common stock in Hydro Power Technologies, Inc., an Ontario, Canada company, to David Pahl and Karen Hauser. In consideration, David Pahl agreed to transfer 110 shares of the Issuer's Preferred Series A Stock, and Karen Hauser agreed to transfer 3,900,000 shares of the Issuer's Preferred Series E Stock. This transaction was facilitated by PatientTrac Limited pursuant to the agreement dated December 31, 2025.
On July 24, 2025, PatientTrac Limited entered into an agreement with BioCube Inc., a California corporation, pursuant to its authority under an "Authorization Agreement for the Transfer of Preferred Stock." Under the terms of this agreement, PatientTrac Limited facilitated the transfer of 110 shares of Series A Preferred Stock and 3,901,000 shares of Series E Preferred Stock to BioCube Inc. Furthermore, BioCube Inc. has committed to reorganizing the Issuer, with the reorganization effective as of June 28, 2025. The agreement also includes the merger of A-Bold Trading and other entities under the control of the new controlling group.
As of the date of this filing, the Issuer and its new Board and Majority Shareholder have implemented the following changes, which include amending the articles of incorporation with the State of Wyoming:

(1) Name of Issuer	Peakcart Group Corp pending FINRA application
(2) New Certificate Designation	Preferred Series A-1 Issuance of 1,000 Shares
(3) Reverse Split and Cancellation	Preferred Series B, C, D, E, F pending transfer agreement completion
(4) New Certificate of Designation	Preferred Series B, C pending transfer agreement completion
(5) Authorized Common Stock	Reduced from 5,000,000,000 to 500,000,000 shares
(6) Amended and Restated ByLaws	Fiscal Year Changed from September 30 to December 31

(7) Acquisitions, Effective 3 December 2025:
a. 100% of Biocube, Inc. a Wyoming Corp

b. 100% Starx Global Inc. a Wyoming Corp.
c. 65% Peak Ocean Limited a Hong Kong Corp
d. 65% Global Ifood Limited a Seychelles company

(8) Completed PCAOB for periods ending 12/31/2024 – 12/31/2025
(9) Corporate Action pending with FINRA for the Stock Splits, Name and Symbol Change

Changes in the Preferred Series Shares

Articles of Amendment on December 17, 2025 (effective November 13, 2025) where the Board of Directors and the Majority Shareholder, Biocube, Inc. mandated the following:
Cancel ~12.48M Series B Preferred shares (non-payment of consideration, returned to treasury).
Eliminate Certificate designations for Series B, C, D, and F (no shares outstanding).
Issued New Certificate of designations for Series B and C Preferred.
Note Per discussion with OTC Markets. The Issuer is filing has changed it Fiscal Year to 31 December and this is the Annual Report with PCAOB audited financial statements for the period ending 31 December 2025.

The address(es) of the issuer's principal executive office:

PeakCart Group Corp.
2612 Greenleaf Dr
West Covina, CA 91792
(949) 278-2285
info@biovcubeglobal.com

The address(es) of the issuer's principal place of business:
☒ *Check if principal executive office and principal place of business are the same address:*

Has the issuer or any of its predecessors been in bankruptcy, receivership, or any similar proceeding in the past five years?

Yes: ☐ No: ☒

2) Security Information

Transfer Agent

Name: **Danielle Bullis**
Senior Associate, Corporate Services
Pacific Stock Transfer Company
6725 Via Austin Pkwy, Suite 300
Las Vegas, Nevada 89119
Phone: 702-361-3033
Email: DanielleB@pacificstocktransfer.com
Address: 6725 Via Austin Pkwy, Suite 300, Las Vegas, Nevada 89119

Publicly Quoted or Traded Securities:

The goal of this section is to provide a clear understanding of the share information for its publicly quoted or traded equity securities. Use the fields below to provide the information, as applicable, for all outstanding classes of securities that are publicly traded/quoted.

Trading symbol:	PYBX	
Exact title and class of securities outstanding:	Common	
CUSIP:	72811U309	
Par or stated value:	$0.0001	
Total shares authorized:	500,000,000	as of date: **December 31, 2025**
Total shares outstanding:	**238,510,936**	as of date: **December 31, 2025**
Number of shares in the Public Float[1]:	74,091,936	as of date: **December 31, 2025**
Total number of shareholders of record:	427	as of date: **December 31, 2025**

All additional class(es) of publicly traded securities (if any):

Other classes of authorized or outstanding equity securities:

The goal of this section is to provide a clear understanding of the share information for its other classes of authorized or outstanding equity securities (e.g. preferred shares). Use the fields below to provide the information, as applicable, for all other authorized or outstanding equity securities.

Exact title and class of the security:	Preferred Series A-1	
CUSIP (if applicable):	None	
Par or stated value:	.0001	
Total shares authorized:	1,000	As of **December 31, 2025**
Total shares outstanding (if applicable):	1,000	As of **December 31, 2025**
Total number of shareholders of record	1	As of **December 31, 2025**

Exact title and class of the security:	Preferred Series A	
CUSIP (if applicable):	None	
Par or stated value:	.0001	
Total shares authorized:	1,000,000	As of **December 31, 2025**
Total shares outstanding (if applicable):	110	As of **December 31, 2025**
Total number of shareholders of record	1	As of **December 31, 2025**

Exact title and class of the security:	Preferred Series B	
CUSIP (if applicable):	None	
Par or stated value:	.0001	
Total shares authorized:	30,000,000	As of **December 31, 2025**
Total shares outstanding (if applicable):	0	As of **December 31, 2025**
Total number of shareholders of record	0	As of **December 31, 2025**

[1] "Public Float" shall mean the total number of unrestricted shares not held directly or indirectly by an officer, director, any person who is the beneficial owner of more than 10 percent of the total shares outstanding (a "control person"), or any affiliates thereof, or any immediate family members of officers, directors and control persons.

Exact title and class of the security:	Preferred Series C		
CUSIP (if applicable):	None		
Par or stated value:	.0001		
Total shares authorized:	30,000,000	As of	**December 31, 2025**
Total shares outstanding (if applicable):	0	As of	**December 31, 2025**
Total number of shareholders of record	0	As of	**December 31, 2025**

Exact title and class of the security:	Preferred Series E		
CUSIP (if applicable):	None		
Par or stated value:	.0001		
Total shares authorized:	30,000,000	As of	**December 31, 2025**
Total shares outstanding (if applicable):	4,059,213	As of	**December 31, 2025**
Total number of shareholders of record	3	As of	**December 31, 2025**

Security Description:

The goal of this section is to provide a clear understanding of the material rights and privileges of the securities issued by the company. Please provide the below information for each class of the company's equity securities, as applicable:

1. **For common equity, describe any dividend, voting and preemption rights.** Each Common Shareholder is entitled to One (1) Vote per share
   Dividends are authorized if declared by the Board of Directors, at its sole discretion.
   There are no current Preemption Rights.

2. **For preferred stock, describe the dividend, voting, conversion, and liquidation rights as well as redemption or sinking fund provisions.**
   Dividends:
   Preferred Series A – F authorized if declared by the Board of Directors at its sole discretion.

   Voting:

   Series A-1
   If at least one share of Series A-I Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A-I Preferred Stock at any given time, regardless of their number, shall have voting rights equal to one million (1,000,000), votes per share on all matters affecting the Corporation, including matters otherwise requiring a class vote, such as the election of directors, amendments to the Articles of Incorporation, and any other corporate action requiring shareholder approval.

   Notwithstanding anything to the contrary in the designation of any other class or series of Preferred Stock, the holders of Series A-I Preferred Stock shall have the exclusive and overriding right to approve or disapprove any action affecting the rights, preferences, or privileges of such other class or series, and the consent or vote of the holders of such other class or series shall not be required.

   In the event of any conflict between this Certificate of Designation of Series A-I Preferred Stock and the designation of any other class or series of stock of the Corporation, the terms of the Series A-I Preferred Stock shall control.

   Series A
   Each share shall have 4 times the sum of all shares of common stock issued and outstanding at the time of voting plus all shares of Series B, Series C, Series E and Series F issue and

outstanding at the time of voting. divided by the number of shares of Series A Preferred Stock issued and outstanding at the time of voting.
Series B
Pari passu as the Common Stock voting.
Series C
Pari passu as the Common Stock voting.
Series E
Each share shall have One Thousand (1,000) Votes

Conversion:

Series A -1

a.) If at least one share of Series A-I Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A-I Preferred Stock at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock which is four times the sum of

i) the total number of shares of Common Stock which are issued and outstanding at the time of conversion, plus

ii) the total number of shares of Series A, Series B, Series C, Series E , and any other Preferred Stocks which are issued and outstanding at the time of conversion.

b. Each individual share of Series A-I Preferred Stock shall be convertible into the number of shares of Common Stock equal to [four times the sum of all shares of Common Stock issued and outstanding at time of conversion plus all shares of Series A, Series B, Series C, Series E, Series F, and any other Preferred Stocks issued and outstanding at time of conversion] divided by the number of issued and outstanding shares of Series A-I Preferred Stock at the time of conversion.

Series A
No Conversion Rights.
Series B
3,000 shares of Common Stock for each share of Preferred Series B
Series C
3 Shares of Common Stock for each share of Preferred Series C
Series E
3,000 shares of Common Stock for each share of Preferred Series E

Liquidation **Series A**
No liquidation Rights.
Series B
Upon any liquidation or winding up of the corporation whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation an equal to $1.00 per share (the "Preference Value") plus any declared but unpaid dividends, for each share of Series E Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series B Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Series B and common stock in that order.
Series C
See Series B
Series E
Upon any liquidation or winding up of the corporation whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series e Preferred Stock, the holders of the Series E Preferred Stock shall be entitled to be paid out of the assets of the Corporation an equal to $1.00 per share (the "Preference Value") plus any declared but unpaid dividends, for each share of Series E Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series E Preferred Stock as set forth

herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Series F and common stock in that order.

Redemption or sinking fund provisions

None

3. **Describe any other material rights of common or preferred stockholders.**

During the period covered by this Annual Report, the Board of Directors of Hydro Power Technologies, Inc. (OTC: PYBX), a Wyoming corporation (PeakCart Group Corp.f/k/a Hydro Power Technology, Inc.), authorized the cancellation and rescission of all outstanding shares of the Company's Series B Preferred Stock. As set forth in the legal opinion of R. Elliott Halsey dated December 31, 2025, the 12,330,000 shares were originally issued without receipt of any valid consideration approved by the Board, rendering them not fully paid and nonassessable under Wyoming Statute § 17-16-621. The Board had previously acted to rescind the shares by resolution dated August 2, 2012; out of an abundance of caution, the current Board adopted a unanimous written consent dated December 15, 2025 formally cancelling and rescinding the Series B Preferred Stock. The legal opinion confirms that, pursuant to Wyoming corporate law and UCC Article 8 (including provisions for lost or unavailable certificates), the shares have been properly cancelled, are no longer outstanding, and that the Company's official stock ledger and Board records control their status notwithstanding any physical certificates.
The Issuer then cancelled the Preferred Series B, C, D, and F Certificate of Designations with the Secretary of State of Wyoming.

.

4. **Describe any material modifications to rights of holders of the company's securities that have occurred over the reporting period covered by this report.**

See Item 3

3) Issuance History

The goal of this section is to provide disclosure with respect to each event that resulted in any changes to the total shares outstanding of any class of the issuer's securities **in the past two completed fiscal years and any subsequent interim period**.

Disclosure under this item shall include, in chronological order, all offerings and issuances of securities, including debt convertible into equity securities, whether private or public, and all shares, or any other securities or options to acquire such securities, issued for services. Using the tabular format below, please describe these events.

A. Changes to the Number of Outstanding Shares

Indicate by check mark whether there were any changes to the number of outstanding shares within the past two completed fiscal years:

No: ☐ Yes: X (If yes, you must complete the table below)

Shares Outstanding as of Second Most Recent Fiscal Year End: Opening Balance Date October 1, 2023 Common: 230,502,936 Preferred Series A 110 Preferred Series E 4,037,213		*Right-click the rows below and select "Insert" to add rows as needed

Date of Transaction	Transaction type (e.g. new issuance, cancellation, shares returned to treasury)	Number of Shares Issued (or cancelled)	Class of Securities	Value of shares issued ($/per share) at Issuance	Were the shares issued at a discount to market price at the time of issuance? (Yes/No)	Individual/ Entity Shares were issued to (entities must have individual with voting / investment control disclosed).	Reason for share issuance (e.g. for cash or debt conversion) OR- Nature of Services Provided	Restricted or Unrestricted as of this filing.	Exemption or Registration Type.
08/05/2024	Issuance	8,000,000	Common Stock	.0001	No	ANDREA BATTISTELLA	Conversion Preferred Series E shares.	Unrestricted	4(a)1
08/05/2024	Shares returned to Treasury	3,000	Preferred Series E	.0001	No	ANDREA BATTISTELLA	Conversion Preferred Series E shares.	restricted	4(a)1
02/05/2025	Issuance	10,000	Preferred Series E	.0001	No	Fengying Guo	Acquisition of the 100% of Biocube, Inc.	restricted	4(a)2
02/05/2025	Issuance	4,900	Preferred Series E	.0001	No	XPEAK GLOBAL INC.	Acquisition of the 100% of Starx Global Inc.	restricted	4(a)2
02/05/2025	Issuance	5,100	Preferred Series E	.0001	No	SEAN HUANG	Acquisition of the 100% of Starx Global Inc.	restricted	4(a)2
02/05/2025	Issuance	2,500	Preferred Series E	.0001	No	Zhiliang Song	Acquisition of the 65% of PeakCart Ocean HK Limited	restricted	4(a)2
02/05/2025	Issuance	2,500	Preferred Series E	.0001	No	YANGZHAN LIN	Acquisition of the 65% of Global Ifood Inc.	restricted	4(a)2
12/05/2025	Issuance	1,000	Preferred Series A-1	.0001	No	Biocube Inc.	Issuance for Consideration of 4 Acquisitions	restricted	4(a)2
12/15/2025	Cancellation	(12,330,000)	Preferred Series B	.0001	No	See Note 1	Failure of consideration – per legal opinion	restricted	N/A (cancellation)

Shares Outstanding on Date of This Report:

Ending Balance:

Date **December 31, 2025**

Common: 238,510,936

Preferred
Series A-1 1,000
Series A 110
Series B
Series C 0
Series E 4,059,213

*PatientTrac Limited is a United Kingdom Limited Company, London, England, H Wayne Hayes Jr., Los Patios Colombia is the sole shareholder.
*XPEAK GLOBAL INC. a California Corporate owned 100% by Dongliang Song, located at 9730 Alesia St South El Monte, CA 91733.
Note 1
These are the reported Preferred Series B Issuance in 2010 Cancelled

7/14/2010	New Issuance-Carlton Wingett	10,000,000	10,000,000
7/14/2010	New Issuance-Market Awareness	1,000,000	11,000,000
7/14/2010	New Issuance-Fordee CA Trust	1,000,000	12,000,000
8/2/2010	New Issuance-Javan King	50,000	12,050,000
8/2/2010	New Issuance-Financial Providence	50,000	12,100,000
8/2/2010	New Issuance-Fordee Management	50,000	12,150,000
8/2/2010	New Issuance-Harbor Point Capital	50,000	12,200,000
8/2/2010	New Issuance-Bobbie Oben	20,000	12,220,000
8/2/2010	New Issaunce-Jefferson Mesidor	50,000	12,270,000
8/2/2010	New Issuance-New Media Commerce	5,000	12,275,000
8/2/2010	New Issuance-Papilloud Corporation	5,000	12,280,000
8/2/2010	New Issuance-Robert Johnson	50,000	12,330,000

B. Promissory and Convertible Notes

Indicate by check mark whether there are any outstanding promissory, convertible notes, convertible debentures, or any other debt instruments that may be converted into a class of the issuer's equity securities:

No: ☒ Yes: ☐

4) Issuer's Business, Products and Services

The purpose of this section is to provide a clear description of the issuer's current operations.
(Please ensure that these descriptions are updated on the Company's Profile on www.otcmarkets.com).

A. Summarize the issuer's business operations (If the issuer does not have current operations, state "no operations")

At Biocube Inc., our mission is to connect the world's most celebrated wine and spirits brands with passionate consumers across the Asia-Pacific and beyond, fostering global appreciation for exceptional craftsmanship while building sustainable partnerships that drive innovation, accessibility, and excellence in international trade.

B. List any subsidiaries, parent company, or affiliated companies.

a. 100% of Biocube, Inc. a Wyoming Corp
b. 100% Starx Global Inc. a Wyoming Corp.
c. 65% Peak Ocean Limited a Hong Kong Corp
d. 65% Global Ifood Limited a Seychelles company

C. Describe the issuers' principal products or services.

The PeakCart Group Corp, with its four subsidiaries, is a dynamic general corporation established in 2020, is a leading force in international trade specializing in the distribution of premium wine and spirits. With a sharp focus on the vibrant Asia-Pacific market, we proudly hold exclusive distribution rights for dozens of globally acclaimed red and fortified wines from renowned brands, delivering exceptional quality and heritage to discerning consumers worldwide. Our strategic network of marketing and logistics centers spans key global hubs, including Houston and Los Angeles in the USA, Adelaide and Brisbane in Australia, Amsterdam in the Netherlands, Singapore, and Hanoi in Vietnam. Through deep-rooted partnerships with major online and offline sales channels in China, the United States, and Singapore,
The PeakCart Group Corp ensures seamless supply chains, innovative marketing, and unparalleled access to the finest selections, bridging cultures and elevating the art of fine beverages on an international scale.

5) Issuer's Facilities

If the issuer leases any assets, properties or facilities, clearly describe them as above and the terms of their leases.
The Issuer executive office is located at 2612 Greenleaf Dr, West Covina, CA. The current lease term is 2 years, which will be extended at the end of the term by the Issuer.

6) All Officers, Directors, and Control Persons of the Company

Name of Officer/Director or Control Person	Affiliation with Company (e.g. Officer/Director/Owner of more than 5%)	Residential Address (City / State Only)	Number of shares owned	Share type/class	Ownership Percentage of Class Outstanding	Note
Fengying Guo	President/Director	West Covina, CA	0*	common	N/A	
Lisu Shi	Corporate Secretary	West Covina, CA	0	common	N/A	
Ruiyan Wu	Director/CFO	West Covina, CA	0	common	N/A	
Dan Du	Independent Director	West Covina, CA	0	common	N/A	
Qingchun Yi	Independent Director	West Covina, CA	0	common	N/A	
Biocube Inc	More than 5% Voting Control	West Covina, CA	110	Preferred Series A	100%	See Note 2
William R. Pfieffer	More than 5%	Tallahassee, Florida	15,488,000	Common	6.72%	
Barry Harding	More than 5%	London, England	15,000,000	Common	6.51%	Note 1
Nejo Limited	More than 5%	London, England	15,000,000	Common	6.51%	Note 1
Jeanne Novikow	More than 9.9%	Princeton, Ontario, Canada	23,523,500	Common	10.21%	
Des Cobble	More than 5%	BC, Canada	17,043,850	Common	7.3%	

Note 1:
Barry Harding and Nejo Limited had shares issued by the previous management. Nejo Limited is a dissolved United Kingdom company, dissolution on May 22, 2012. The Beneficial owner is Miss Donna Williams 63 Gartland Road, Sunderland, United Kingdom, SR4 9LT. The shares were never delivered to these parties due to non-payment.
Note 2:
Biocube Inc. a Wyoming Corp. is owned 100% by the Issuer. The Beneficial Owner is the Issuer.

7) Legal/Disciplinary History

A. Identify and provide a brief explanation as to whether any of the persons or entities listed above in Section 6 have, in the past 10 years:

1. Been the subject of an indictment or conviction in a criminal proceeding or plea agreement or named as a defendant in a pending criminal proceeding (excluding minor traffic violations);

NONE

2. Been the subject of the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person's involvement in any type of business, securities, commodities, financial- or investment-related, insurance or banking activities;

NONE

3. Been the subject of a finding, disciplinary order or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, a state securities regulator of a violation of federal or state securities or commodities law, or a foreign regulatory body or court, which finding or judgment has not been reversed, suspended, or vacated;

NONE

4. Named as a defendant or a respondent in a regulatory complaint or proceeding that could result in a "yes" answer to part 3 above; or

NONE

5. Been the subject of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limited such person's involvement in any type of business or securities activities.

NONE

6. Been the subject of a U.S Postal Service false representation order, or a temporary restraining order, or preliminary injunction with respect to conduct alleged to have violated the false representation statute that applies to U.S mail.

NONE

B. Describe briefly any material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which the issuer or any of its subsidiaries is a party or of which any of their property is the subject. Include the name of the court or agency in which the proceedings are pending, the date instituted, the principal parties thereto, a description of the factual basis alleged to underlie the proceeding and the relief sought. Include similar information as to any such proceedings known to be contemplated by governmental authorities.

NONE

8) Third Party Providers

Please provide the name, address, telephone number and email address of each of the following outside providers:

Securities Counsel

FinLaw
117 N San Vicente Blvd 2612 Greenleaf Drive
Beverly Hills CA 90212 West Covina CA 91792
310.299.4992
offshore@finlaw.io

Accountant or Auditor

Corporate Accountants and Taxation
Peter Zompa
Miami Accounting Group
Miami Beach, Florida
peter.zompa@miamiaccountinggroup.com

PCAOB Auditors
LAO Professionals
Suite SF07 to SF09
Second Floor Ikorodu Shopping Plaza
Ita - Elewa Ikorodu Lagos State
Nigeria
info@laoprofessionals.com
2348038062859
https://laoprofessionals.com/

Investor Relations

TBD

Official Social Media Platforms

X:	https://x.com/PeakcartGroup
LinkedIn	https://www.linkedin.com/in/peakcart-group-corp-150b4a39a/
Facebook:	https://www.facebook.com/profile.php?id=61585414898953
Instagram:	https://www.instagram.com/peak_cartgroup/

Other Service Providers

9) Disclosure & Financial Information

A. This Disclosure Statement was prepared by (name of individual):

Name:	Fengying Guo
Title:	President
Relationship to Issuer:	President

B. The following financial statements were prepared in accordance with:

☒ U.S. GAAP

☐ IFRS

C. The financial statements for this reporting period were prepared by (name of individual)[2]:

Name:	Peter Zompa and PCAOB Auditors Lao Professionals
Title:	Corporate Accountant and Auditors
Relationship to Issuer:	Corporate Accountant and Auditors

10) Issuer Certification

Principal Executive Officer:

The issuer shall include certifications by the chief executive officer and chief financial officer of the issuer (or any other persons with different titles but having the same responsibilities) in each Quarterly Report or Annual Report.

The certifications shall follow the format below:

I, /s/ **Fengying Guo**, certify that:

1. I have reviewed this Disclosure Statement of Hydro Power Technologies, Inc.

2. Based on my knowledge, this disclosure statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this disclosure statement; and

3. Based on my knowledge, the financial statements, and other financial information included or incorporated by reference in this disclosure statement, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this disclosure statement.

April 5, 2026
/s/ ***Fengying Guo***
President

Principal Financial Officer: I,
Ruiyan Wu certify that:

1. I have reviewed this Disclosure Statement of Hydro Power Technologies, Inc.

2. Based on my knowledge, this disclosure statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this disclosure statement; and

3. Based on my knowledge, the financial statements, and other financial information included or incorporated by reference in this disclosure statement, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this disclosure statement.

April 5, 2026

/s/ ***Ruiyan Wu***
Director